Exhibit 4.1

NUMBER

CH



COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

PAR VALUE ($0.001)

CUSIP 17243V 10 2

SEE REVERSE FOR CERTAIN DEFINITIONS AND INFORMATION REGARDING THE CERTIFICATE OF INCORPORATION, AS AMENDED.

CINEMARK HOLDINGS, INC.

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

Cinemark Holdings, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its authorized officers.

CHAIRMAN

SECRETARY

Cinemark Holdings, Inc. CORPORATE SEAL 2006 DELAWARE

DATED

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY

AMERICAN BANK NOTE COMPANY **711 ARMSTRONG LANE** **COLUMBIA, TENNESSEE 38401** (931) 388-3003	PRODUCTION COORDINATOR: **DENISE LITTLE 931-490-1706** PROOF OF: APRIL 6, 2007 **CINEMARK HOLDINGS, INC.** **TSB 26535 FC**
	OPERATOR: ANTHONYRM
7 / LIVE JOBS / C / CINEMARK 26535 FC	**Rev. 2**

COLORS SELECTED FOR PRINTING: Intaglio prints in SC-13 red.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

CINEMARK HOLDINGS, INC. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED UNDER AND SHALL BE SUBJECT TO ALL OF THE PROVISIONS OF THE CERTIFICATE OF INCORPORATION, AS AMENDED, OF THE CORPORATION. THE CORPORATION WILL FURNISH TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE A DESCRIPTION OF THE AUTHORIZED COMMON STOCK AND PREFERRED STOCK OF THE CORPORATION AND A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF SUCH STOCK AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES OR RIGHTS. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM TEN ENT JT TEN as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT— Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) Additional abbreviations may also be used though not in the above list. of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises. Dated, For Value Received, hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Shares Attorney (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP OR POSTAL CODE, OF ASSIGNEE) X (SIGNATURE) X (SIGNATURE) THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. SIGNATURE(S) GUARANTEED BY: NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 7 / LIVE JOBS / C / CINEMARK 26535 BK PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706 PROOF OF: APRIL 6, 2007 CINEMARK HOLDINGS, INC. TSB 26535 BK OPERATOR: ANTHONY/RM Rev. 1 PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF